Response to Item 77D

Floating Rate Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the summary prospectus and the prospectus, of Eaton Vance Floating-Rate Fund
(which invests in the Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.